Press Release
Investor Contact: Susan Harcourt 703-682-1204, susan.harcourt@aes.com
Media Contact: Amy Ackerman 703-682-6399, amy.ackerman@aes.com

AES Achieves 2024 Strategic & Financial Goals
Initiates 2025 Guidance and Reaffirms Long-Term Growth Rate Targets

2024 Strategic Accomplishments
•Signed or awarded 6.8 GW of new contracts, including renewables PPAs, data center load growth at US utilities, and retail supply for data centers
◦4.4 GW of renewables under long-term PPAs
◦2.1 GW of data center growth at AES Ohio
◦310 MW of retail supply to support data centers throughout Ohio
•Ranked the #1 provider of clean energy globally to corporations by BloombergNEF, representing the third consecutive year as a top seller
•Completed the construction or acquisition of 3.0 GW of renewables primarily in the United States and Chile and completed the construction of a 670 MW combined cycle gas plant in Panama
•Received approval from the IURC to implement new base rates and an ROE of 9.9% at AES Indiana
•Including transactions in 2023 and 2024, announced or closed $2.8 billion of $3.5 billion asset sale proceeds target through 2027

2024 Financial Highlights
•GAAP Financial Metrics
◦Net Income of $698 million, compared to Net Loss of $182 million in 2023
◦Net Income Attributable to The AES Corporation of $1,686 million, compared to $242 million in 2023
◦Diluted EPS of $2.37, compared to $0.34 in 2023
•Non-GAAP Adjusted Financial Metrics
◦Adjusted EBITDA1 of $2,639 million, compared to $2,828 million in 2023 and 2024 guidance of $2,600 to $2,900 million
◦Adjusted EBITDA with Tax Attributes1,2 of $3,952 million, compared to $3,439 million in 2023 and 2024 expectation of $3,550 to $3,950 million
◦Adjusted EPS3 of $2.14, compared to $1.76 in 2023 and 2024 guidance of $1.87 to $1.97

Financial Position and Outlook
•With 10.0 GW of signed PPAs in 2023 and 2024, on track to achieve target of signing 14 to 17 GW in 2023 to 2025
•Expecting to complete construction of 3.2 GW of new renewables in 2025
•Initiating 2025 guidance for Adjusted EBITDA1 of $2,650 to $2,850 million
◦Reaffirming annualized growth target of 5% to 7% through 2027, off a base of 2023 guidance
◦Initiating expectation for 2025 Adjusted EBITDA with Tax Attributes1,2 of $3,950 to $4,350 million
•Initiating 2025 guidance for Adjusted EPS3 of $2.10 to $2.26
◦Reaffirming annualized growth target of 7% to 9% through 2025, off a base of 2020 and 7% to 9% through 2027, off a base of 2023 guidance
1     Adjusted EBITDA is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EBITDA and a description of the adjustments to reconcile Adjusted EBITDA to Net Income (Loss) for the quarter and twelve months ended December 31, 2024. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EBITDA guidance without unreasonable effort.
2     Pre-tax effect of Production Tax Credits, Investment Tax Credits, and depreciation tax deductions allocated to tax equity investors, as well as the tax benefit recorded from tax credits retained or transferred to third parties.
3     Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter and twelve months ended December 31, 2024. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.

ARLINGTON, Va., February 28, 2025 – The AES Corporation (NYSE: AES) today reported financial results for the year ended December 31, 2024.

"2025 will be an inflection point for AES, as we expect to have strong growth in our renewables Adjusted EBITDA from the 6.6 GW that we completed in 2023 and 2024. This growth will continue as we complete the construction of our nearly 12 GW backlog of signed PPAs, 85% of which will be brought online by the end of 2027," said Andrés Gluski, AES president and CEO. "We see strong demand from the growing needs of AI data centers and new manufacturing plants in the US, and we are well-placed to meet their demand for the shortest time to power. Additionally, we are starting to see the benefits of significant cost reductions from the simplification and streamlining of our businesses."

"Our long-term plan is substantially de-risked, with nearly all of our growth through 2027 coming from projects already signed and in our backlog, or from rate base growth at our US utilities. We continue to optimize our operations and be more efficient as our business continues to scale," said Stephen Coughlin, AES EVP and CFO. "As a result, I am very pleased to reaffirm our long-term growth rate targets for all metrics."

2024 Financial Results

Full year 2024 Net Income was $698 million, an increase of $880 million compared to full year 2023, as a result of higher contributions from renewables projects placed in service in the current year, lower impairments, gain on sale of AES Brasil, unrealized foreign currency gains in the current year versus losses in the prior year, and favorable contributions at the Utilities and New Energy Technologies Strategic Business Units (SBU). This was partially offset by the prior year gain on sell-down of Fluence, higher interest expense, and lower interest income.

Full year 2024 Adjusted EBITDA4 (a non-GAAP financial measure) was $2,639 million, a decrease of $189 million compared to full year 2023, mainly driven by record-breaking drought conditions and outages in Colombia at the Renewables SBU, lower margins at the Energy Infrastructure SBU due to prior year margin at the hedged legacy Southland facilities that are contracted primarily for capacity in the current year and higher outages. This was partially offset by higher contributions at the Utilities SBU and higher revenues from new projects at the Renewables SBU.
4     Adjusted EBITDA is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EBITDA and a description of the adjustments to reconcile Adjusted EBITDA to Net Income (Loss) for the quarter and twelve months ended December 31, 2024. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EBITDA guidance without unreasonable effort.

Full Year 2024 Adjusted EBITDA with Tax Attributes5,6 was $3,952 million, an increase of $513 million compared to full year 2023, primarily due to higher realized tax attributes driven by more renewables projects placed in service, partially offset by the drivers above.

Full year 2024 Diluted Earnings Per Share from Continuing Operations (Diluted EPS) was $2.37, an increase of $2.03 compared to full year 2023, mainly driven by lower long-lived asset impairments in the current year, higher contributions from renewables projects placed in service in the current year, the gain on sale of AES Brasil, prior year unrealized foreign currency losses at the Energy Infrastructure SBU, and lower income tax expense. This was partially offset by lower margins due to outages, higher interest expense, and lower interest income.

Full year 2024 Adjusted Earnings Per Share7 (Adjusted EPS, a non-GAAP financial measure) was $2.14, an increase of $0.38 compared to full year 2023, mainly driven by higher contributions from renewables projects placed in service in the current year, a lower adjusted tax rate, and higher contributions from the Utilities SBU. This was partially offset by lower contributions from the Energy Infrastructure SBU.

Strategic Accomplishments
•The Company’s PPA backlog, which consists of projects with signed contracts, but which are not yet operational, is 11.9 GW, including 4.9 GW under construction. In full year 2024, the Company:
◦Signed or was awarded 4.4 GW of long-term PPAs for new renewables;
◦Completed the construction or acquisition of 3.0 GW of solar, energy storage and wind; and
◦Completed the construction of a 670 MW combined cycle gas plant.
•In 2024, the Company signed agreements with data center customers for 2.1 GW of new load growth at AES Ohio.
•AES Indiana received approval from the Indiana Utility Regulatory Commission (IURC) to implement new base rates and an ROE of 9.9%, supporting an investment program that will improve reliability for customers and support local economic development.
•Including transactions in 2023 and 2024, the Company has announced or closed $2.8 billion of its $3.5 billion asset sale proceeds target through 2027.
◦In September 2024, announced a strategic partnership to support AES Ohio's robust growth plans by agreeing to sell a 30% indirect interest to Caisse de depot et placement du Quebec (CDPQ) for approximately $546 million.
◦In October 2024, closed the sale of the Company's 47.3% equity interest in AES Brasil for approximately $630 million, including sale and hedge proceeds.
5     Adjusted EBITDA is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EBITDA and a description of the adjustments to reconcile Adjusted EBITDA to Net Income (Loss) for the quarter and twelve months ended December 31, 2024. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EBITDA guidance without unreasonable effort.
6     Pre-tax effect of Production Tax Credits, Investment Tax Credits, and depreciation tax deductions allocated to tax equity investors, as well as the tax benefit recorded from tax credits retained or transferred to third parties.
7     Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter and twelve months ended December 31, 2024. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.

•Retired 481 MW of coal generation in Chile and the United States, for a total of 13.4 GW of coal exits announced or closed since 2017.

Guidance and Expectations8,10

The Company is initiating 2025 guidance for Adjusted EBITDA8 of $2,650 to $2,850 million. Growth in 2025 is expected to be driven by contributions from new renewables projects, rate base growth at the Company's US utilities, and normalized results in Colombia and Mexico, partially offset by revenues from the monetization of the Warrior Run PPA in 2024 and asset sales.

The Company is reaffirming its expectation for annualized growth in Adjusted EBITDA8 of 5% to 7% through 2027, from a base of its 2023 guidance of $2,600 to $2,900 million.

The Company is initiating an expectation for 2025 Adjusted EBITDA with Tax Attributes8,9 of $3,950 to $4,350 million.

The Company is initiating 2025 guidance for Adjusted EPS10 of $2.10 to $2.26. Growth in 2025 is expected to be primarily driven by contributions from new renewables projects, rate base growth at the Company's US utilities, and normalized results in Colombia and Mexico, partially offset by revenues from the monetization of the Warrior Run PPA in 2024, higher Parent interest, and a higher adjusted tax rate.

The Company is reaffirming its annualized growth target for Adjusted EPS10 of 7% to 9% through 2025, from a base of 2020. The Company is also reaffirming its annualized growth target for Adjusted EPS7 of 7% to 9% through 2027, from a base of its 2023 guidance of $1.65 to $1.75.

The Company's 2025 guidance is based on foreign currency and commodity forward curves as of December 31, 2024.

The Company expects to maintain its current quarterly dividend payment of $0.17595 going forward.

Non-GAAP Financial Measures

See Non-GAAP Measures for definitions of Adjusted EBITDA, Adjusted EBITDA with Tax Attributes, Tax Attributes, Adjusted Earnings Per Share and Adjusted Pre-Tax Contribution, as well as reconciliations to the most comparable GAAP financial measures.
8     Adjusted EBITDA is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EBITDA and a description of the adjustments to reconcile Adjusted EBITDA to Net Income (Loss) for the quarter and twelve months ended December 31, 2024. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EBITDA guidance without unreasonable effort.
9     Pre-tax effect of Production Tax Credits, Investment Tax Credits, and depreciation tax deductions allocated to tax equity investors, as well as the tax benefit recorded from tax credits retained or transferred to third parties.
10 Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter and twelve months ended December 31, 2024. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.

Attachments

Condensed Consolidated Statements of Operations, Segment Information, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Non-GAAP Financial Measures and Parent Financial Information.

Conference Call Information

AES will host a conference call on Friday, February 28, 2025 at 10:00 a.m. Eastern Time (ET). Interested parties may listen to the teleconference by dialing 1-833-470-1428 at least ten minutes before the start of the call. International callers should dial +1-404-975-4839. The Participant Access Code for this call is 548147. Internet access to the conference call and presentation materials will be available on the AES website at www.aes.com by selecting “Investors” and then “Presentations and Webcasts.”

A webcast replay will be accessible at www.aes.com beginning shortly after the completion of the call.

About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global energy company accelerating the future of energy. Together with our many stakeholders, we're improving lives by delivering the greener, smarter energy solutions the world needs. Our diverse workforce is committed to continuous innovation and operational excellence, while partnering with our customers on their strategic energy transitions and continuing to meet their energy needs today. For more information, visit www.aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our expectations regarding accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as the execution of PPAs, conversion of our backlog and growth investments at normalized investment levels, and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A: “Risk Factors” and Item 7: "Management’s Discussion & Analysis" in AES’ 2023 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except where required by law.

Any Stockholder who desires a copy of the Company’s 2023 Annual Report on Form 10-K filed February 26, 2024 with the SEC may obtain a copy (excluding the exhibits thereto) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Annual Report on Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

Website Disclosure

AES uses its website, including its quarterly updates, as channels of distribution of Company information. The information AES posts through these channels may be deemed material. Accordingly, investors should monitor our website, in addition to following AES' press releases, quarterly SEC filings and public conference calls and webcasts. In addition, you may automatically receive e-mail alerts and other information about AES when you enroll your e-mail address by visiting the "Subscribe to Alerts" page of AES' Investors website. The contents of AES' website, including its quarterly updates, are not, however, incorporated by reference into this release.

THE AES CORPORATION
Consolidated Statements of Operations

	Year Ended December 31,
	2024	2023	2022
	(in millions, except per share amounts)
Revenue:
Non-Regulated	$8,756	$9,245	$9,079
Regulated	3,522	3,423	3,538
Total revenue	12,278	12,668	12,617
Cost of Sales:
Non-Regulated	(6,985)	(7,173)	(6,907)
Regulated	(2,979)	(2,991)	(3,162)
Total cost of sales	(9,964)	(10,164)	(10,069)
Operating margin	2,314	2,504	2,548
General and administrative expenses	(288)	(255)	(207)
Interest expense	(1,485)	(1,319)	(1,117)
Interest income	381	551	389
Loss on extinguishment of debt	(17)	(63)	(15)
Other expense	(175)	(99)	(68)
Other income	156	89	102
Gain (loss) on disposal and sale of business interests	444	134	(9)
Goodwill impairment expense	—	(12)	(777)
Asset impairment expense	(571)	(1,067)	(763)
Foreign currency transaction gains (losses)	31	(359)	(77)
Other non-operating expense	—	—	(175)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	790	104	(169)
Income tax expense	(59)	(261)	(265)
Net equity in losses of affiliates	(26)	(32)	(71)
INCOME (LOSS) FROM CONTINUING OPERATIONS	705	(189)	(505)
Gain (loss) from disposal of discontinued businesses, net of income tax benefit (expense) of $(7), $7, and $0, respectively	(7)	7	—
NET INCOME (LOSS)	698	(182)	(505)
Less: Net loss (income) attributable to noncontrolling interests and redeemable stock of subsidiaries	981	431	(41)
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION	$1,679	$249	$(546)
AMOUNTS ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS:
Income (loss) from continuing operations, net of tax	$1,686	$242	$(546)
Income (loss) from discontinued operations, net of tax	(7)	7	—
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION	$1,679	$249	$(546)
BASIC EARNINGS PER SHARE:
Income (loss) from continuing operations attributable to The AES Corporation common stockholders, net of tax	$2.39	$0.36	$(0.82)
Income (loss) from discontinued operations attributable to The AES Corporation common stockholders, net of tax	(0.01)	0.01	—
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$2.38	$0.37	$(0.82)
DILUTED EARNINGS PER SHARE:
Income (loss) from continuing operations attributable to The AES Corporation common stockholders, net of tax	$2.37	$0.34	$(0.82)
Income (loss) from discontinued operations attributable to The AES Corporation common stockholders, net of tax	(0.01)	0.01	—
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$2.36	$0.35	$(0.82)

THE AES CORPORATION
Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,
	2024	2023
	(in millions, except per share amounts)
Revenue:
Non-Regulated	$2,102	$2,194
Regulated	860	774
Total revenue	2,962	2,968
Cost of Sales:
Non-Regulated	(1,787)	(1,781)
Regulated	(755)	(693)
Total cost of sales	(2,542)	(2,474)
Operating margin	420	494
General and administrative expenses	(90)	(64)
Interest expense	(360)	(353)
Interest income	69	153
Loss on extinguishment of debt	(6)	(62)
Other expense	(22)	(61)
Other income	36	53
Gain on disposal and sale of business interests	401	138
Goodwill impairment expense	—	(12)
Asset impairment expense	(216)	(715)
Foreign currency transaction gains (losses)	29	(150)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	261	(579)
Income tax expense	(7)	(82)
Net equity in earnings (losses) of affiliates	(5)	11
INCOME (LOSS) FROM CONTINUING OPERATIONS	249	(650)
Gain from disposal and impairments of discontinued businesses	—	7
NET INCOME (LOSS)	249	(643)
Less: Net loss attributable to noncontrolling interests and redeemable stock of subsidiaries	311	549
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION	$560	$(94)
AMOUNTS ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS:
BASIC EARNINGS PER SHARE:
Income (loss) from continuing operations attributable to The AES Corporation common stockholders, net of tax	$0.79	$(0.15)
Income from discontinued operations attributable to The AES Corporation common stockholders, net of tax	—	0.01
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.79	$(0.14)
DILUTED EARNINGS PER SHARE:
Income (loss) from continuing operations attributable to The AES Corporation common stockholders, net of tax	$0.79	$(0.15)
Income from discontinued operations attributable to The AES Corporation common stockholders, net of tax	—	0.01
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.79	$(0.14)
DILUTED SHARES OUTSTANDING	713	668

THE AES CORPORATION
Strategic Business Unit (SBU) Information
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2024	2023	2024	2023
REVENUE
Renewables SBU	$569	$595	$2,510	$2,339
Utilities SBU	878	792	3,608	3,495
Energy Infrastructure SBU	1,532	1,597	6,238	6,836
New Energy Technologies SBU	—	1	1	76
Corporate and Other	56	42	162	138
Eliminations	(73)	(59)	(241)	(216)
Total Revenue	$2,962	$2,968	$12,278	$12,668

THE AES CORPORATION
Consolidated Balance Sheets

	December 31, 2024	December 31, 2023
	(in millions, except share and per share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,524	$1,426
Restricted cash	437	370
Short-term investments	79	395
Accounts receivable, net of allowance of $52 and $15, respectively	1,646	1,420
Inventory	593	712
Prepaid expenses	157	177
Other current assets, net of allowance of $0 and $14, respectively	1,533	1,387
Current held-for-sale assets	862	762
Total current assets	6,831	6,649
NONCURRENT ASSETS
Property, plant and equipment, net of accumulated depreciation of $8,701 and $8,602, respectively	33,166	29,958
Investments in and advances to affiliates	1,124	941
Debt service reserves and other deposits	78	194
Goodwill	345	348
Other intangible assets, net of accumulated amortization of $426 and $498, respectively	1,947	2,243
Deferred income taxes	365	396
Other noncurrent assets, net of allowance of $20 and $9, respectively	2,917	3,259
Noncurrent held-for-sale assets	633	811
Total noncurrent assets	7,409	8,192
TOTAL ASSETS	$47,406	$44,799
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,654	$2,199
Accrued interest	256	315
Accrued non-income taxes	249	278
Supplier financing arrangements	917	974
Accrued and other liabilities	1,246	1,334
Recourse debt	899	200
Non-recourse debt	2,688	3,932
Current held-for-sale liabilities	662	499
Total current liabilities	8,571	9,731
NONCURRENT LIABILITIES
Recourse debt	4,805	4,264
Non-recourse debt	20,626	18,482
Deferred income taxes	1,490	1,245
Other noncurrent liabilities	2,881	3,114
Noncurrent held-for-sale liabilities	391	514
Total noncurrent liabilities	30,193	27,619
Commitments and Contingencies
Redeemable stock of subsidiaries	938	1,464
EQUITY
THE AES CORPORATION STOCKHOLDERS’ EQUITY
Preferred stock (without par value, 50,000,000 shares authorized; 1,043,050 issued and outstanding at December 31, 2023)	—	838
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 859,709,987 issued and 711,074,269 outstanding at December 31, 2024 and 819,051,591 issued and 669,693,234 outstanding at December 31, 2023)	9	8
Additional paid-in capital	5,913	6,355
Retained earnings (accumulated deficit)	293	(1,386)
Accumulated other comprehensive loss	(766)	(1,514)
Treasury stock, at cost (148,635,718 and 149,358,357 shares, respectively)	(1,805)	(1,813)
Total AES Corporation stockholders’ equity	3,644	2,488
NONCONTROLLING INTERESTS	4,060	3,497
Total equity	7,704	5,985
TOTAL LIABILITIES, REDEEMABLE STOCK OF SUBSIDIARIES, AND EQUITY	$47,406	$44,799

THE AES CORPORATION
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
OPERATING ACTIVITIES:	(in millions)		(in millions)
Net income (loss)	$249	$(643)	$698	$(182)
Adjustments to net income (loss):
Depreciation, amortization, and accretion of AROs	338	311	1,264	1,147
Emissions allowance expense	94	53	238	264
Loss (gain) on realized/unrealized derivatives	51	64	(143)	143
Loss (gain) on disposal and sale of business interests	(401)	(138)	(444)	(134)
Impairment expense	216	721	571	1,079
Loss on realized/unrealized foreign currency	16	147	108	331
Deferred income tax expense (benefit), net of tax credit transfer proceeds allocated to AES	(312)	48	111	(54)
Tax credit transfer proceeds allocated to noncontrolling interests	220	—	220	—
Other	140	12	221	130
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	215	145	(361)	161
(Increase) decrease in inventory	28	53	86	306
(Increase) decrease in prepaid expenses and other current assets	149	(38)	269	38
(Increase) decrease in other assets	(250)	9	(73)	5
Increase (decrease) in accounts payable and other current liabilities	(74)	55	(40)	(132)
Increase (decrease) in income tax payables, net and other tax payables	380	(42)	(134)	(109)
Increase (decrease) in other liabilities	29	(32)	161	41
Net cash provided by operating activities	1,088	725	2,752	3,034
INVESTING ACTIVITIES:
Capital expenditures	(1,727)	(2,429)	(7,392)	(7,724)
Acquisitions of business interests, net of cash and restricted cash acquired	(167)	(231)	(246)	(542)
Proceeds from the sale of business interests, net of cash and restricted cash sold	412	156	423	254
Sale of short-term investments	65	316	796	1,318
Purchase of short-term investments	(93)	(173)	(818)	(937)
Contributions and loans to equity affiliates	(32)	(31)	(103)	(178)
Affiliate repayments and returns of capital	6	5	6	5
Purchase of emissions allowances	(49)	(107)	(206)	(268)
Other investing	(26)	(21)	(160)	(116)
Net cash used in investing activities	(1,611)	(2,515)	(7,700)	(8,188)
FINANCING ACTIVITIES:
Borrowings under the revolving credit facilities	1,154	3,164	6,806	7,103
Repayments under the revolving credit facilities	(2,146)	(3,555)	(6,197)	(6,285)
Issuance of recourse debt	500	—	1,450	1,400
Repayments of recourse debt	(200)	(500)	(200)	(500)
Issuance of non-recourse debt	2,037	2,737	7,236	4,521
Repayments of non-recourse debt	(995)	(1,233)	(4,306)	(2,495)
Payments for financing fees	(50)	(66)	(138)	(142)
Purchases under supplier financing arrangements	575	551	1,786	1,858
Repayments of obligations under supplier financing arrangements	(382)	(392)	(1,794)	(1,491)
Distributions to noncontrolling interests	(265)	(150)	(430)	(323)
Acquisitions of noncontrolling interests	—	(127)	—	(127)
Contributions from noncontrolling interests	85	39	222	102
Sales to noncontrolling interests	378	1,567	1,247	1,938
Issuance of preferred shares in subsidiaries	—	—	—	421
Dividends paid on AES common stock	(122)	(111)	(483)	(444)
Payments for financed capital expenditures	(98)	(2)	(127)	(10)
Other financing	(84)	(74)	(109)	(121)
Net cash provided by financing activities	387	1,848	4,963	5,405
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(16)	(162)	(63)	(270)
(Increase) decrease in cash, cash equivalents and restricted cash of held-for-sale businesses	243	(58)	97	(78)
Total increase (decrease) in cash, cash equivalents and restricted cash	(520)	(766)	49	(97)
Cash, cash equivalents and restricted cash, beginning	2,559	2,335	1,990	2,087
Cash, cash equivalents and restricted cash, ending	$2,039	$1,569	$2,039	$1,990
SUPPLEMENTAL DISCLOSURES:
Cash payments for interest, net of amounts capitalized	$432	$582	$1,535	$1,317
Cash payments for income taxes, net of refunds	75	34	345	301
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Conversion of Corporate Units to shares of common stock	—	—	838	—
Noncash recognition of new operating and financing leases	216	38	456	225
Noncash contributions from noncontrolling interests	75	—	288	60
Liabilities derecognized upon completion of remaining performance obligation for sale of Warrior Run receivables	—	—	273	—
Dividends declared but not yet paid	125	116	125	116
Initial recognition of contingent consideration for acquisitions	62	24	76	239
Noncash contributions to equity affiliates related to tax credit transfers	—	52	—	52

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS
EBITDA is defined as earnings before interest income and expense, taxes, depreciation, amortization, and accretion of AROs. We define Adjusted EBITDA as EBITDA adjusted for the impact of NCI and interest, taxes, depreciation, amortization, and accretion of AROs of our equity affiliates, adding back interest income recognized under service concession arrangements, and excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses pertaining to derivative transactions, equity securities, and financial assets and liabilities measured using the fair value option; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits, and costs associated with dispositions and acquisitions of business interests, including early plant closures, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; and (e) gains, losses, and costs due to the early retirement of debt or troubled debt restructuring. Adjusted EBITDA with Tax Attributes is defined as Adjusted EBITDA, adding back the pre-tax effect of Production Tax Credits (“PTCs”), Investment Tax Credits (“ITCs”), and depreciation tax deductions allocated to tax equity investors, as well as the tax benefit recorded from tax credits retained or transferred to third parties.
The GAAP measure most comparable to EBITDA, Adjusted EBITDA, and Adjusted EBITDA with Tax Attributes is Net income. We believe that EBITDA, Adjusted EBITDA, and Adjusted EBITDA with Tax Attributes better reflect the underlying business performance of the Company. Adjusted EBITDA is the most relevant measure considered in the Company’s internal evaluation of the financial performance of its segments. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions or equity securities remeasurement, unrealized foreign currency gains or losses, losses due to impairments, strategic decisions to dispose of or acquire business interests or retire debt, and the variability of allocations of earnings to tax equity investors, which affect results in a given period or periods. In addition, each of these metrics represent the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. Given its large number of businesses and overall complexity, the Company concluded that Adjusted EBITDA is a more transparent measure than Net income that better assists investors in determining which businesses have the greatest impact on the Company’s results.
EBITDA, Adjusted EBITDA, and Adjusted EBITDA with Tax Attributes should not be construed as alternatives to Net income, which is determined in accordance with GAAP.

	Three Months Ended December 31,		Twelve Months Ended December 31,
Reconciliation of Adjusted EBITDA (in millions)	2024	2023	2024	2023
Net income (loss)	$249	$(643)	$698	$(182)
Income tax expense	7	82	59	261
Interest expense	360	353	1,485	1,319
Interest income	(69)	(153)	(381)	(551)
Depreciation, amortization, and accretion of AROs	319	298	1,264	1,147
EBITDA	$866	$(63)	$3,125	$1,994
Less: (Income) loss from discontinued operations	—	(7)	7	(7)
Less: Adjustment for noncontrolling interests and redeemable stock of subsidiaries (1)	(157)	(45)	(631)	(556)
Less: Income tax expense (benefit), interest expense (income) and depreciation, amortization, and accretion of AROs from equity affiliates	44	37	136	131
Interest income recognized under service concession arrangements	16	17	65	71
Unrealized derivative and equity securities losses (gains)	91	31	(94)	34
Unrealized foreign currency losses	6	140	16	301
Disposition/acquisition losses (gains)	(424)	(100)	(416)	(79)
Impairment losses	195	559	374	877
Loss on extinguishment of debt	6	61	57	62
Adjusted EBITDA (1)	$643	$630	$2,639	$2,828
Tax attributes	418	542	1,313	611
Adjusted EBITDA with Tax Attributes (2)	$1,061	$1,172	$3,952	$3,439
_____________________________
(1)The allocation of earnings to tax equity investors from both consolidated entities and equity affiliates is removed from Adjusted EBITDA. NCI also excludes amounts allocated to preferred shareholders during the construction phase before a project becomes operational, as this is akin to a financing arrangement.
(2)         Adjusted EBITDA with Tax Attributes includes the impact of the share of the ITCs, PTCs, and depreciation deductions allocated to tax equity investors under the HLBV accounting method and recognized as Net loss attributable to noncontrolling interests and redeemable stock of subsidiaries on the Consolidated Statements of Operations. It also includes the tax benefit recorded from tax credits retained or transferred directly to third parties. The tax attributes are related to the Renewables and Utilities SBUs.
Adjusted PTC, a non-GAAP measure, is defined by the Company as pre-tax income from continuing operations attributable to The AES Corporation excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses pertaining to derivative transactions, equity securities, and financial assets and liabilities measured using the fair value option; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits, and costs associated with dispositions and acquisitions of business interests, including early plant closures, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; and (e) gains, losses and costs due to the early retirement of debt or troubled debt restructuring. Adjusted PTC also includes net equity in earnings of affiliates on an after-tax basis adjusted for the same gains or losses excluded from consolidated entities.
Adjusted EPS, a non-GAAP measure, is defined by the Company as diluted earnings per share from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses pertaining to derivative transactions, equity securities, and financial assets and liabilities measured using the fair

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS
value option; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, the tax impact from the repatriation of sales proceeds, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; and (e) gains, losses and costs due to the early retirement of debt or troubled debt restructuring.
The GAAP measure most comparable to Adjusted PTC is income from continuing operations attributable to The AES Corporation. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. We believe that Adjusted PTC and Adjusted EPS better reflect the underlying business performance of the Company and are considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions or equity securities remeasurement, unrealized foreign currency gains or losses, losses due to impairments, and strategic decisions to dispose of or acquire business interests or retire debt, which affect results in a given period or periods. In addition, for Adjusted PTC, earnings before tax represents the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. Adjusted PTC and Adjusted EPS should not be construed as alternatives to income from continuing operations attributable to The AES Corporation and diluted earnings per share from continuing operations, which are determined in accordance with GAAP.

	Three Months Ended December 31, 2024			Three Months Ended December 31, 2023			Twelve Months Ended December 31, 2024			Twelve Months Ended December 31, 2023
	Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)
	(in millions, except per share amounts)
Income (loss) from continuing operations, net of tax, attributable to AES and Diluted EPS	$560	$0.79		$(101)	$(0.14)		$1,686	$2.37		$242	$0.34
Income tax expense from continuing operations attributable to AES	(15)			70			(19)			206
Pre-tax contribution	$545			$(31)			$1,667			$448
Adjustments
Unrealized derivative and equity securities losses (gains)	$91	$0.13	(2)	$38	$0.05	(3)	$(94)	$(0.13)	(4)	$41	$0.06	(5)
Unrealized foreign currency losses	6	0.01		141	0.20	(6)	16	0.02		301	0.42	(7)
Disposition/acquisition losses (gains)	(422)	(0.59)	(8)	(100)	(0.14)	(9)	(414)	(0.58)	(10)	(79)	(0.11)	(11)
Impairment losses	195	0.27	(12)	559	0.78	(13)	374	0.52	(14)	877	1.23	(15)
Loss on extinguishment of debt	8	0.01		63	0.09	(16)	65	0.09	(17)	70	0.10	(18)
Less: Net income tax benefit		(0.08)	(19)		(0.11)	(20)		(0.15)	(21)		(0.28)	(22)
Adjusted PTC and Adjusted EPS	$423	$0.54		$670	$0.73		$1,614	$2.14		$1,658	$1.76
_____________________________

(1)NCI is defined as Noncontrolling Interests.
(2)Amount primarily relates to net unrealized derivative losses at the Energy Infrastructure SBU of $84 million, or $0.12 per share.
(3)Amount primarily relates to unrealized derivative losses at the Energy Infrastructure SBU of $24 million, or $0.03 per share and unrealized derivative losses at the Parent Company of $15 million, or $0.02 per share.
(4)Amount primarily relates to unrealized gains on cross currency swaps in Brazil of $39 million, or $0.05 per share, unrealized gains on commodity derivatives at AES Clean Energy of $38 million, or $0.05 per share, and net unrealized derivative gains at the Energy Infrastructure SBU of $25 million, or $0.04 per share.
(5)Amount primarily relates to unrealized derivative losses due to the termination of a PPA of $72 million, or $0.10 per share and net unrealized derivative losses at AES Clean Energy of $20 million, or $0.03 per share, offset by net unrealized derivative gains at the Energy Infrastructure SBU of $46 million, or $0.06 per share.
(6)Amount primarily relates to unrealized foreign currency losses in Argentina of $158 million, or $0.22 per share, partially offset by unrealized foreign currency gains at AES Andes of $30 million, or $0.04 per share.
(7)Amount primarily relates to unrealized foreign currency losses in Argentina of $262 million, or $0.37 per share, mainly associated with the devaluation of long-term receivables denominated in Argentine pesos, and unrealized foreign currency losses at AES Andes of $25 million, or $0.03 per share.
(8)Amount primarily relates to gain on sale of AES Brasil of $406 million, or $0.57 per share.
(9)Amount primarily relates to the gain on sale of Fluence shares of $136 million, or $0.19 per share; partially offset by costs due to the early plant closures at Norgener and Ventanas 2 at AES Andes of $30 million, or $0.04 per share and at Warrior Run of $6 million, or $0.01 per share, and day-one losses on commencement of sales-type leases at AES Renewable Holdings of $19 million, or $0.03 per share.
(10)Amount primarily relates to gain on sale of AES Brasil of $406 million, or $0.57 per share, a gain on dilution of ownership in Uplight due to its acquisition of AutoGrid of $53 million, or $0.07 per share, and realized gains on cross currency swaps hedging the AES Brasil sale proceeds of $34 million, or $0.05 per share; partially offset by day-one losses at commencement of sales-type leases at AES Renewable Holdings of $63 million, or $0.09 per share, and loss on partial sale of our ownership interest in Amman East and IPP4 in Jordan of $10 million, or $0.01 per share.

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS
(11)Amount primarily relates to the gain on sale of Fluence shares of $136 million, or $0.19 per share, partially offset by costs due to early plant closure at the Ventanas 2 and Norgener coal-fired plants in Chile of $37 million, or $0.05 per share and at Warrior Run of $6 million, or $0.01 per share, and day-one losses recognized at commencement of sales-type leases at AES Renewable Holdings of $20 million, or $0.03 per share.
(12)Amount primarily relates to impairments at Ventanas of $125 million, or $0.18 per share, and at AES Clean Energy Development projects of $55 million, or $0.08 per share.
(13)Amount primarily relates to asset impairments at Warrior Run of $198 million, or $0.28 per share, at New York Wind of $139 million, or $0.20 per share, at AES Clean Energy development projects of $103 million, or $0.14 per share, at Mong Duong of $88 million, or $0.12 per share, and a goodwill impairment at TEG TEP reporting unit of $12 million, or $0.02 per share.
(14)Amount primarily relates to impairments at Brazil of $131 million, or $0.18 per share, Ventanas of $125 million, or $0.18 per share, at AES Clean Energy Development projects of $70 million, or $0.10 per share, and at Mong Duong of $32 million, or $0.04 per share.
(15)Amount primarily relates to asset impairments at Warrior Run of $198 million, or $0.28 per share, at New York Wind of $139 million, or $0.20 per share, at the Norgener coal-fired plant in Chile of $136 million, or $0.19 per share, at TEG and TEP of $76 million and $58 million, respectively, or $0.19 per share, AES Clean Energy development projects of $114 million, or $0.16 per share, at Mong Duong of $88 million, or $0.12 per share, at Jordan of $21 million, or $0.03 per share, and at the GAF Projects at AES Renewable Holdings of $18 million, or $0.03 per share, and a goodwill impairment at the TEG TEP reporting unit of $12 million, or $0.02 per share.
(16)Amount primarily relates to losses incurred at AES Andes due to early retirement of debt of $46 million, or $0.07 per share, and a loss on early retirement of debt at AES Hispanola Holdings BV of $9 million, or $0.01 per share.
(17)Amount primarily relates to losses incurred at AES Andes due to early retirement of debt of $29 million, or $0.04 per share, and costs incurred due to troubled debt restructuring at Puerto Rico of $20 million, or $0.03 per share.
(18)Amount primarily relates to losses incurred at AES Andes due to early retirement of debt of $46 million, or $0.07 per share, and loss on early retirement of debt at AES Hispanola Holdings BV of $10 million, or $0.01 per share.
(19)Amount primarily relates to income tax benefits associated with the impairment and tax over book investment basis difference related to AES Ventanas of $68 million, or $0.09 per share.
(20)Amount primarily relates to income tax benefits associated with the asset impairments at Warrior Run of $46 million, or $0.06 per share, at New York Wind of $32 million, or $0.05 per share, and at AES Clean Energy development projects of $23 million, or $0.03 per share; and income tax benefits associated with losses incurred at AES Andes due to early retirement of debt of $13 million, or $0.02 per share; partially offset by income tax expense associated with the gain on sale of Fluence shares of $31 million, or $0.04 per share.
(21)Amount primarily relates to income tax benefits associated with the impairment and tax over book investment basis difference related to AES Ventanas of $68 million, or $0.09 per share, the sale of AES Brasil of $18 million, or $0.02 per share, the impairment at AES Clean Energy Development projects of $16 million, or $0.02 per share, and the day-one sales-type lease loss at AES Renewable Holdings of $13 million, or $0.02 per share.
(22)Amount primarily relates to income tax benefits associated with the asset impairments at Warrior Run of $46 million, or $0.06 per share, at the Norgener coal-fired plant in Chile of $37 million, or $0.05 per share, at New York Wind of $32 million, or $0.05 per share, at TEG and TEP of $27 million, or $0.04 per share, and at AES Clean Energy development projects of $26 million, or $0.04 per share; income tax benefits associated with the recognition of unrealized losses due to the termination of a PPA of $17 million, or $0.02 per share; and income tax benefits associated with losses incurred at AES Andes due to early retirement of debt of $13 million, or $0.02 per share; partially offset by income tax expense associated with the gain on sale of Fluence shares of $31 million, or $0.04 per share.

The AES Corporation
Parent Financial Information
Parent only data: last four quarters
(in millions)	4 Quarters Ended
Total subsidiary distributions & returns of capital to Parent	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
	Actual	Actual	Actual	Actual
Subsidiary distributions(1) to Parent & QHCs	$1,603	$1,424	$1,531	$1,438
Returns of capital distributions to Parent & QHCs	30	80	140	139
Total subsidiary distributions & returns of capital to Parent	$1,633	$1,504	$1,671	$1,577
Parent only data: quarterly
(in millions)	Quarter Ended
Total subsidiary distributions & returns of capital to Parent	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
	Actual	Actual	Actual	Actual
Subsidiary distributions[1] to Parent & QHCs	$715	$204	$298	$386
Returns of capital distributions to Parent & QHCs	28	—	1	1
Total subsidiary distributions & returns of capital to Parent	$743	$204	$299	$387

(in millions)	Balance at
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Parent Company Liquidity(2)	Actual	Actual	Actual	Actual
Cash at Parent & Cash at QHCs(3)	$265	$6	$53	$90
Availability under credit facilities	1,782	335	736	642
Ending liquidity	$2,047	$341	$789	$732

____________________________

(1)Subsidiary distributions received by Qualified Holding Companies ("QHCs") excluded from Schedule 1. Subsidiary Distributions should not be construed as an alternative to Consolidated Net Cash Provided by Operating Activities, which is determined in accordance with US GAAP. Subsidiary Distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of the difference between the Subsidiary Distributions and Consolidated Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.
(2)Parent Company Liquidity is defined as cash available to the Parent Company, including cash at qualified holding companies (QHCs), plus available borrowings under our existing credit facility. AES believes that unconsolidated Parent Company liquidity is important to the liquidity position of AES as a Parent Company because of the non-recourse nature of most of AES’ indebtedness.
(3)The cash held at QHCs represents cash sent to subsidiaries of the company domiciled outside of the US. Such subsidiaries have no contractual restrictions on their ability to send cash to AES, the Parent Company. Cash at those subsidiaries was used for investment and related activities outside of the US. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US. Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs.